Exhibit 10.1

Execution Version

Barnes Group Inc.

$100,000,000

3.97% Senior Notes due October 17, 2024

______________

Note Purchase Agreement

______________

Dated as of October 15, 2014

- i -

- ii -

- iii -

Schedule A — Defined Terms

Schedule 1 — Form of 3.97% Senior Note due October 17, 2024

Schedule 4.4(a)(1) — Form of Opinion of Special Counsel for the Company

Schedule 4.4(a)(2) — Form of Opinion of General Counsel to the Company

Schedule 4.4(b) — Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3 — Disclosure Materials

Schedule 5.4 — Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5 — Financial Statements

Schedule 5.15 — Existing Indebtedness; Existing Liens

Schedule 10.3(f) — Existing Investments

Schedule B — Information Relating to Purchasers

- iv -

Barnes Group Inc.

123 Main Street

Bristol, Connecticut 06010

3.97% Senior Notes due October 17, 2024

Dated as of October 15, 2014

To Each of the Purchasers

    Listed in Schedule B Hereto:

Ladies and Gentlemen:

Barnes Group Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.5, the “Company”), agrees with each of the Purchasers as follows:

Section 1. Authorization of Notes.

The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 3.97% Senior Notes due October 17, 2024 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 2. Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3. Closing.

The execution and delivery of this Agreement shall occur on October 15, 2014 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York time, at a closing (the “Closing”) on October 17, 2014. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the funding instructions delivered pursuant to Section 4.11. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

Section 4. Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct on the Execution Date and at the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing and no Change in Control shall have occurred.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (2) the Company’s certificate of incorporation and by-laws as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a)(1) from McDermott Will & Emery LLP, counsel for the Company, covering the matters set forth in Schedule 4.4(a)(1) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (2) from Claudia S. Toussaint, Esq., General Counsel to the Company, covering the matters set forth in Schedule 4.4(a)(2) and covering such other matters incident to the transactions contemplated hereof as such Purchaser or its counsel may reasonably request and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

Section 4.7. Payment of Fees. The Company shall have paid NYL Investors LLC the structuring fee set forth in the letter dated September 3, 2014.

Section 4.8. Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.9. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.10. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing (or such shorter period as agreed to by the Purchasers), each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.12. Bank Consent. On or prior to the Execution Date, such Purchaser shall have received a copy of an executed consent from the administrative agent and the requisite banks under the Bank Credit Facility acknowledging, permitting and consenting to this Agreement and the Notes and such consent shall be in scope, from and substance satisfactory to such Purchaser.

Section 4.13. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5. Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to September 5, 2014 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projected financial information, such projected financial information was prepared in good faith upon assumptions believed to be reasonable at the time, it being recognized that such projected financial information may materially differ from actual financial information and results. Except as disclosed in the Disclosure Documents, since December 31, 2013, there has been no change in the financial condition, operations, business or properties of the Company individually, or the Company and its Subsidiaries taken as a whole, except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) the Company’s Affiliates, other than Subsidiaries and (3) the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, so far as the Company can now reasonably foresee, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all federal, material state, material foreign income, material sales tax and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which, individually or in the aggregate, is not Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2010, except for the Internal Revenue Service matter which the Company is litigating relating to tax years 1998, 2000, 2001 and 2002 as described in in footnote 20 of the Company’s 2013 Form 10-K.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc.

(a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12. Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to refinance existing Indebtedness and/or for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of Consolidated Total Assets and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens.

(a)  Except as described therein, Schedule 5.15 sets forth, as of September 30, 2014, (1) a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries having an outstanding principal amount in excess of $5,000,000 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness and (2) the aggregate principal amount of outstanding Indebtedness of the Company and its Subsidiaries in respect of obligations that, individually, have an outstanding principal amount of $5,000,000 or less, since which date there has been no Material change in the aggregate amount of such Indebtedness. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary the outstanding principal amount of which exceeds $5,000,000 and no event or condition exists with respect to any such Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien (other than a Permitted Lien) that secures Indebtedness.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Controlled Entity is (1) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (2) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (i) any OFAC Listed Person or (ii) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (3) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (1), clause (2) or clause (3), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (2) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Company nor any Controlled Entity (1) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (2) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (3) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (4) has had any of its funds seized or forfeited in an action under any Anti-Money

Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any Purchaser or holder to be in violation of any law or regulation applicable to such Purchaser or holder; and

(3) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Environmental Matters.

(a)  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Discharge of Existing Subordinated Notes Indenture. All of the Existing Subordinated Debt has been redeemed, the Existing Subordinated Notes Indenture has been discharged in accordance with its terms and, as of the Execution Date, neither the Company nor any of its Subsidiaries has any continuing obligations in respect of the Existing Subordinated Debt or the Existing Subordinated Notes Indenture.

Section 6. Representations of the Purchasers.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7. Information as to Company.

Section 7.1. Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Bank Credit Facility or the date on which such corresponding financial statements are delivered under the Bank Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(1) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(2) unaudited consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b) Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Bank Credit Facility or the date on which such corresponding financial statements are delivered under the Bank Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of,

(1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(2) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to stockholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to the administrative agent and/or the banks pursuant to the Bank Credit Facility (excluding information sent to the administrative agent and/or such banks in the ordinary course of administration of the Bank Credit Facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within 10 Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; and

(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.13 through 10.15, inclusive, during the quarterly or annual period covered by the statements then being furnished (including the information from such financial statements that is required to perform the calculations thereof) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

(c) Guarantor(s) – describing any changes to the composition of the Subsidiary Guarantor group, if any, during the quarterly or annual period covered by the statements then being furnished.

Section 7.3. Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, upon reasonable prior notice to the Company, but not more than two times during any calendar year, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times as may be reasonably requested in writing, provided that the first visit in any calendar year shall be at the expense of the Company; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (c) or (g) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser and each holder of a Note by e-mail;

(b) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.barnesgroupinc.com as of the Execution Date;

(c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser and each holder of a Note has free access; or

(d) the Company shall have filed any of the items referred to in Section 7.1(c) or Section 7.1(g) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser and each holder of a Note has free access;

provided however, that in the case of any posting or filing pursuant to clauses (b), (c) or (d) (other than filing with the SEC on EDGAR), the Company shall have given each Purchaser and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive paper copies of any such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

Section 8. Payment and Prepayment of the Notes.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the Notes pursuant to Section 8.7, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes being prepaid at such time in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not therefore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not, and will not permit any Controlled Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Controlled Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the ask-side yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the ask-side yields Reported for the applicable most recently issued actively traded on-the-run U.S.

Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (i) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (ii) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Offer to Prepay Notes in the Event of a Change in Control.

(a) Notice of Change in Control. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in Section 8.7(b) and shall be accompanied by the certificate described in Section 8.7(e).

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by Sections 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change in Control Proposed Prepayment Date”). Such date shall be a Business Day not less than 20 days and not more than 60 days after the date of such offer (or if the Change in Control Proposed Prepayment Date shall not be specified in such offer, the Change in Control Proposed Prepayment Date shall be the Business Day nearest to the 20th day after the date of such offer).

(c) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Change in Control Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. The prepayment shall be made on the Change in Control Proposed Prepayment Date, except as provided by Section 8.7(f).

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (1) the Change in Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(d) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 have been fulfilled and (6) in reasonable detail, the nature and date of the Change in Control.

(f) “Change in Control” means, if (1) any Person or group of Persons (as used in Sections 13 and 14 of the Exchange Act, and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act) of 30% or more of the Company’s outstanding Voting Stock; provided, however, that (i) members of the Barnes family, (ii) Bank of America, N.A. and any of its Affiliates (to the extent that it owns stock solely for the benefit of members of the Barnes family), (iii) the Barnes Group Inc. Retirement Savings Plan and (iv) Fidelity Management Trust Company, in its capacity as trustee under such plan, and employees of the Company (except employees of the Company who became beneficial owners of more than 10% of the Company’s Voting Stock prior to becoming employees of the Company) shall not be counted as a Person for purposes hereof, or (2) a “change of control” occurs under any Indebtedness of the Company or any Subsidiary Guarantor of at least $20,000,000, or (3) the Company fails to own, directly or indirectly, 100% of the stock of Barnes Luxembourg or Barnes Switzerland except for any nominal interest (five percent or less) required to be held by a third party.

Section 8.8. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) subject to clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 9. Affirmative Covenants.

From the Execution Date until Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1. Compliance with Laws. Without limiting Section 10.12, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to their respective properties and businesses against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in the Company’s judgment.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance, in the reasonable judgment of the Company, is desirable in the conduct of its business and the

Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all federal, material state, material foreign income, material sales tax and other material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or could reasonably be expected to become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5 Corporate Existence, Etc. Subject to Section 10.5, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate or other existence of each of its Subsidiaries (unless merged into the Company or a wholly-owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP (or, in the case of Foreign Subsidiaries, comparable international accounting standards) and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all material transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all material transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7 Subsidiary Guarantors. The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(a) enter into an agreement in form and substance reasonably satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (1) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including, without limitation, all indemnities, fees and expenses payable by the Company thereunder and (2) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

(b) deliver the following to each Purchaser and each holder of a Note:

(1)               an executed counterpart of such Subsidiary Guaranty;

(2)               a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, and 5.6 and of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(3)               all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite corporate or other action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(4)               an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

Anything in this Section 9.7 to the contrary notwithstanding, a Foreign Subsidiary that guarantees or is otherwise liable as a borrower or an additional or co-borrower under a Material Credit Facility shall be deemed not to be a guarantor, borrower or an additional or co-borrower of Indebtedness existing under such Material Credit Facility for purposes of this Section 9.7 if such Subsidiary shall have no obligations under such Material Credit Facility (or any other agreement or instrument relating thereto) for the repayment of any Indebtedness of the Company or any other Subsidiary outstanding thereunder (whether upon default by any party to such Material Credit Facility (or otherwise)) other than Indebtedness of another Foreign Subsidiary which Subsidiary also satisfies the conditions of this sentence.

Section 10. Negative Covenants.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1 Restrictions on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)                Indebtedness arising under the Notes and the Subsidiary Guaranties, if any;

(b)               endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(c)                Indebtedness in respect of any Derivative Contracts in the ordinary course of business;

(d)               (1) Existing Senior Debt (other than the Bank Credit Facility), and refundings, replacements or refinancings thereof, provided that no such refunding or refinancing shall shorten the maturity or weighted average life to maturity or increase the principal amount of any of such Existing Senior Debt and (2) Indebtedness incurred under the Bank Credit Facility;

(e)                Indebtedness of the Company’s domestic Subsidiary Guarantors not to exceed $10,000,000, including such Indebtedness outstanding on the Execution Date and listed on Schedule 5.15;

(f)                Indebtedness of the Company’s Foreign Subsidiaries not to exceed in the aggregate for all such Foreign Subsidiaries $100,000,000, including any such Indebtedness outstanding on the Execution Date and listed on Schedule 5.15 but excluding any such Indebtedness permitted under paragraph (d)(2) above; provided that the Company is in current compliance with and, after giving effect to the proposed incurrence of any such Indebtedness, will continue to be in compliance with all of the covenants in Section 10 as if the transaction occurred on the first day of the period of measurement;

(g)               Indebtedness of the Company or any Subsidiary Guarantor that constitutes a Synthetic Lease or Capitalized Lease or otherwise incurred to finance the acquisition of fixed or capital assets (other than pursuant to Sale Leaseback Transactions referred to in Section 10.1(n), whether pursuant to a loan, financing lease or otherwise) in an aggregate principal amount not to exceed $30,000,000 at any time outstanding;

(h)               Indebtedness of the Company or any Subsidiary Guarantor in respect of Subordinated Debt (other than convertible subordinated notes referred to in Section 10.1(q));

(i)                 Indebtedness of the Company owing to any Subsidiary which is expressly subordinated to the prior payment in full in cash of the principal of, Make-Whole Amount, if any, and interest on the Notes on terms disclosed to and reasonably acceptable to the Required Holders prior to the incurrence thereof;

(j)                 Indebtedness of a Person outstanding at the time it is first acquired by the Company, provided that any such Indebtedness was not created at the time of or in contemplation or in anticipation of such acquisition;

(k)               Indebtedness of the Company or any Subsidiary Guarantor incurred in connection with the issuance of any surety bonds, Performance Letters of Credit or other similar performance bonds required pursuant to any contractual obligation or requirement of law to which the Company or any Subsidiary Guarantor is subject in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

(l)                 additional Indebtedness of the Company not exceeding $35,000,000 less any Indebtedness incurred under paragraph (g), in aggregate principal amount at any one time outstanding;

(m)             Indebtedness of Subsidiaries owing to any other Subsidiary or to the Company which results from an Investment permitted under Section 10.3(g) or (i);

(n)               Indebtedness of the Company and its domestic Subsidiary Guarantors incurred in connection with Sale Leaseback Transactions, in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

(o)               Indebtedness of the Company and its domestic Subsidiary Guarantors incurred in connection with accounts receivable securitizations on customary terms or supply chain financing in the ordinary course of business which is nonrecourse to the Company and its Subsidiaries in an aggregate amount not to exceed $75,000,000; provided that the Company is in current compliance with and, after giving effect to the proposed incurrence of any such Indebtedness, will continue to be in compliance with all of the covenants in Section 10 as if the transaction occurred on the first day of the period of measurement;

(p)               unsecured Indebtedness of the Company and its domestic Subsidiary Guarantors in respect of earnout payments incurred in connection with any acquisition permitted under Section 10.5; provided that the Company is in current compliance with and, after giving effect to the proposed incurrence of Indebtedness, will continue to be in compliance with all of the covenants in Section 10 as if the transaction occurred on the first day of the period of measurement; and

(q)               unsecured Indebtedness of the Company and its domestic Subsidiary Guarantors, including, without limitation, convertible notes, in each case, on terms no more restrictive than this Note Agreement, and, in respect of convertible subordinated notes, subject to subordination provisions in form and substance approved by the Required Holders; provided that the Company and its Subsidiaries are in current compliance with and, after giving effect to the proposed incurrence of Indebtedness, will continue to be in compliance with all of the covenants in Section 10 as if the transaction occurred on the first day of the period of measurement.

Notwithstanding the foregoing, the aggregate amount of (1) Indebtedness of the Company (under paragraphs (j) or (l)) secured by Liens plus (2) Indebtedness of the Company’s Subsidiaries (under paragraphs (e), (f), (j), (l) or (o)) shall not exceed 15% of Consolidated Total Assets, determined as of the end of the then most recently completed fiscal year of the Company. For the avoidance of doubt, the parties acknowledge and agree that if Indebtedness permitted in any subsection of this Section 10.1 is permitted to be incurred by the Company and/or any of its Subsidiaries, and the Company guarantees the obligations of any Subsidiary in respect of such Indebtedness, the Company’s Guaranty shall not increase the amount of Indebtedness deemed incurred under such subsection.

Section 10.2 Restrictions on Liens.

(a) Permitted Liens. The Company will not, and will not permit any of its Subsidiaries to: (1) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (2) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (3) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (4) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (5) sell, assign, pledge or otherwise transfer any receivables with or without recourse; provided that the Company or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

(i)                 Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens to secure claims for labor, material or supplies in respect of obligations not overdue;

(ii)               deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(iii)             Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(iv)             Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties in existence less than 180 days from the date of creation thereof in respect of obligations not overdue;

(v)               encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Company or its Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

(vi)             Liens securing Indebtedness permitted under Section 10.1(g);

(vii)           Liens on assets that are the subject of Sale Leaseback Transactions permitted under Section 10.1(n);

(viii)         Other Liens in existence on the Execution Date and listed in Schedule 5.15;

(ix)             Liens securing acquired Indebtedness under Section 10.1(j), provided that such Liens secured such Indebtedness prior to the related acquisitions and are not spread to cover any additional assets or Indebtedness, and are not in violation of the penultimate sentence of Section 10.1;

(x)               Liens securing Indebtedness under Section 10.1(d)(2), solely to the extent that equal and ratable Liens have been provided with respect to the Notes (and any guaranty delivered in connection therewith) in accordance with, and pursuant to, Section 10.2(b) and

(xi)             Other Liens in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; provided, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this paragraph (xi) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders; provided, however, that a Foreign Subsidiary that is not a Subsidiary Guarantor may secure pursuant to this paragraph (xi) its Indebtedness outstanding under or pursuant to any Material Credit Facility without having to comply with the requirements of the preceding proviso so long as such security is owned by such Foreign Subsidiary or another Foreign Subsidiary that is not a Subsidiary Guarantor.

(b) Equal and Ratable Lien. The Company covenants and agrees that if it or any of its Subsidiaries shall create or assume any Lien upon any of its respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent shall have been obtained from the Required Holders), the Company will make or cause to be made effective provision whereby the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, and for so long as such other Indebtedness shall be so secured. The covenant of the Company contained herein shall only be in effect for so long as the Company shall be similarly obligated under any other Indebtedness. An Event of Default shall occur for so long as such other Indebtedness becomes secured notwithstanding any actions taken by the Company or any of its Subsidiaries to ratably secure the Notes hereunder.

(c) Restrictions on Negative Pledges and Upstream Limitations. The Company will not, and will not permit any of its Subsidiaries to (1) enter into or permit to exist any arrangement or agreement (excluding this Agreement) which directly or indirectly prohibits the Company or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, or (2) enter into any agreement, contract or arrangement (excluding this Agreement) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind to the Company, to make loans, advances or other payments of whatsoever nature to the Company, or to make transfers or distributions of all or any part of its assets to the Company; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under Section 10.2(a), (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Company or such Subsidiary in the ordinary course of its business, (iii) any negative pledges granted in the Existing Senior Debt and (iv) the negative pledge granted in any agreement relating to convertible subordinated notes permitted by Section 10.1(q), provided that the terms of such negative pledge have been approved by the Required Holders.

Section 10.3 Restrictions on Investments. The Company will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a)                marketable direct or guaranteed obligations of the United States of America or Canada, or marketable obligations of any instrumentality or agency thereof, the payment of the principal and interest of which is unconditionally guaranteed by the United States of America or Canada;

(b)               certificates of deposit or other obligations issued by, or bankers’ acceptances of, any bank or trust company organized under the laws of Brazil, Singapore, the Federal Republic of Germany, France, the United Kingdom, Japan, Canada or the United States of America or any state thereof (including foreign branches of any such bank or trust company) and having capital, surplus and undivided profits in excess of $100,000,000;

(c)                securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any state thereof with a maturity not in excess of 270 days from the date of acquisition thereof and that at the time of purchase have been rated and the ratings for which are not less than “P2” if rated by Moody’s, and not less than “A2” if rated by S&P;

(d)               in the case of any Foreign Subsidiary, but only with respect to countries in which such Subsidiary exists, such Investments of a comparable quality and term to the other Investments permitted by clauses (a), (b) and (c) of this Section 10.3 as are usually made in the jurisdiction or jurisdictions in which the business of such Foreign Subsidiary is principally conducted by prudent corporate investors in like circumstances;

(e)                Investments (including debt obligations and capital stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(f)                Investments existing on the Execution Date in Subsidiaries; and other Investments existing on such date and listed on Schedule 10.3(f);

(g)               Investments by the Company in Subsidiaries, including such Investments existing on the Execution Date, not to exceed in the aggregate 15% of Consolidated Total Assets; provided that the above limitation shall not apply with respect to (1) Investments made in order to effect acquisitions permitted under Section 10.5, (2) Investments in Barnes Germany, Barnes Luxembourg or Barnes Switzerland or (3) Investments in Subsidiary Guarantors; and provided further that notwithstanding any provision set forth in this Section 10.3 to the contrary, Investments in the Luxembourg Subsidiaries other than Barnes Luxembourg, other than amounts being held for application to the account of Barnes Germany, Barnes Luxembourg or Barnes Switzerland, shall be limited to $100,000;

(h)               Investments consisting of permitted acquisitions under Section 10.5;

(i)                 (1) Investments by Subsidiaries in the Company, provided that any Investment by Subsidiaries in the Company must be an equity Investment or expressly subordinated to the prior payment in full in cash of the principal of, Make-Whole Amount, if any, and interest on the Notes on terms disclosed to and reasonably acceptable to the Required Holders prior to the incurrence thereof; and (2) Investments by Subsidiaries in other Subsidiaries;

(j)                 Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $2,000,000 in the aggregate at any time outstanding;

(k)               Investments in joint ventures; provided that the operation to be invested in is in a similar or related business and provided further that after giving effect to such joint venture, the Company shall be in compliance, on a pro forma historical basis, with Section 10.13 through Section 10.15, inclusive;

(l)                 Investments arising from payments under any Subsidiary Guaranty executed and delivered pursuant to Section 9.7;

(m)             Investments by the Company in Capital Stock of any Person, in an aggregate amount not to exceed $30,000,000 outstanding at any time;

(n)               Investments in respect of Restricted Payments permitted pursuant to Section 10.4; and

(o)               Investments by the Company arising from the repurchase or conversion of Subordinated Debt in compliance with Section 10.4.

Section 10.4 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, make any Restricted Payments except that (a) pursuant to Section 10.3(o), the Company may issue its Capital Stock or make cash payments upon the repayment or conversion, as applicable, of Subordinated Debt in accordance with the applicable subordination provisions of the written instruments evidencing such Subordinated Debt and (b) so long as no Default or Event of Default then exists or would result from such payment, the Company may (1) declare or pay any dividends, or (2) redeem, convert, retire or otherwise acquire shares of any class of its Capital Stock; provided that with respect to clause (2) of the foregoing, after taking into account such Restricted Payment, the Company shall have $10,000,000 or more of available borrowings under its Bank Credit Facility or, if no Bank Credit Facility then exists, $10,000,000 or more of unencumbered cash, as of the date on which such Restricted Payment is made. Notwithstanding the above, any Subsidiary may make Distributions to the Company and the Company agrees that it will not, and will not permit any Subsidiary to, enter into any agreement restricting Distributions from such Subsidiary to the Company or any of its Subsidiaries that own outstanding Capital Stock of such Subsidiary.

Section 10.5 Merger, Consolidation and Disposition of Assets.

(a) Mergers and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except for the merger or consolidation of, or asset or stock acquisitions between existing Subsidiaries, mergers of existing Subsidiaries with and into the Company, and asset or stock acquisitions by the Company of the stock or assets of existing Subsidiaries, and except as otherwise provided in this Section 10.5(a). The Company may purchase or otherwise acquire all or substantially all of the assets or stock or other equity interests of any other Person provided that:

(1) the Company is in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with all of the covenants in Section 10 as if the transaction occurred on the first day of the period of measurement; provided that, to the extent such acquisition will be included as an Acquired Business, each Purchaser and each holder of a Note shall have received an Officer’s Certificate certifying compliance with Section 10.13 through Section 10.15, inclusive, on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement and the related documentation showing the estimated calculations (subject to any adjustments) made in determination thereof;

(2) at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default;

(3) the business to be acquired is similar to the business conducted by the Company, or businesses reasonably related or incidental thereto;

(4) not later than seven days prior to the proposed acquisition date, notice of any proposed acquisition with an aggregate consideration (including assumption of indebtedness) of more than $30,000,000, together with all information reasonably requested by any Purchaser or holder of a Note with respect to such acquisition (including without limitation, historical financial statements and due diligence summaries) shall have been furnished to such Purchaser or holder;

(5) the board of directors and (if required by applicable law) the stockholders, or the equivalent thereof, of the business to be acquired has approved such acquisition; and

(6) if such acquisition is made by a merger, the Company (or a wholly-owned Subsidiary) shall be the surviving entity.

(b) Disposition of Assets. The Company will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than transfers of assets between the Company and its Subsidiaries that would be permitted Investments under Section 10.3, transfers of assets from a Subsidiary to another Subsidiary, the sale of inventory or discounted receivables, the sale of receivables in connection with accounts receivable securitizations permitted under Section 10.1(o), the licensing of intellectual property, leases of property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices; provided. however, that in any fiscal year, the Company may dispose of up to 10% of its Consolidated Total Assets (calculated as of the most recent quarter end prior to any proposed disposition) in the aggregate, based on the fair market value or book value, of such assets being sold or otherwise disposed of, whichever is greater.

Section 10.6 Sale and Leaseback. The Company will not, and will not permit any of its domestic Subsidiaries to, enter into any Sale Leaseback Transaction, except to the extent the Indebtedness incurred in connection with such Sale Leaseback Transaction and any related Lien is permitted under Section10.1(n) and Section 10.2(a)(vii).

Section 10.7 Compliance with Environmental Laws. Except to the extent required by the day-to-day operations of the Company and its Subsidiaries, and in all instances in compliance in all material respects with all applicable Environmental Laws, the Company will not knowingly, and will not knowingly permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous

Materials, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials, (c) generate any Hazardous Materials on any of the Real Estate, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Materials on, upon or into the Real Estate.

Section 10.8 Business Activities. The Company will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Execution Date and in similar or related businesses.

Section 10.9 Fiscal Year. The Company will not, and will not permit any of its Subsidiaries to, change the date of the end of its fiscal year from December 31.

Section 10.10 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, engage in any transaction (except transactions which in any one calendar year do not involve in the aggregate an amount in excess of $500,000) with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business.

Section 10.11 Optional Payment of Subordinated Debt. The Company will not, and will not permit any of its Subsidiaries to, make any Optional Subordinated Payment, unless (a) no Default or Event of Default then exists or would result from such Optional Subordinated Payment and (b) after taking into account such Optional Subordinated Payment, the Company shall have $10,000,000 or more of available borrowings under its Bank Credit Facility as of the date on which such Optional Subordinated Payment is made.

Section 10.12 Terrorism Sanctions Regulations. The Company will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any Purchaser or holder to be in violation of any law or regulation applicable to such Purchaser or holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any Purchaser or holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.13 Interest Coverage. As of the end of any fiscal quarter, the Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense for the four consecutive fiscal quarters then ending to be less than 4.25:1.00.

Section 10.14 Leverage Ratio. As of the end of any fiscal quarter, the Company will not permit the ratio of Consolidated Total Debt (excluding, for purposes of calculation of the Leverage Ratio, reverse interest rate swap contracts) as at such date to Consolidated EBITDA for the four consecutive fiscal quarters then ending (herein, the “Leverage Ratio”) to be more than 4.00:1.00; provided that at the end of each of the first four fiscal quarters ending after the consummation of an acquisition permitted under Section 10.5(a) with an aggregate consideration in excess of $150,000,000, the Company will not permit the Leverage Ratio to be more than 4.25:1.00.

Section 10.15 Senior Leverage Ratio. As of the end of any fiscal quarter, the Company will not permit the ratio of Consolidated Senior Debt (excluding, for purposes of calculation of the Senior Leverage Ratio, reverse interest rate swap contracts) as at such date to Consolidated EBITDA for the four consecutive fiscal quarters then ending (herein, the “Senior Leverage Ratio”) to be more than 3.25:1.00; provided that at the end of each of the first four fiscal quarters ending after the consummation of an acquisition permitted under Section 10.5(a) with an aggregate consideration in excess of $150,000,000, the Company will not permit the Senior Leverage Ratio to be more than 3.50:1.00.

Section 11. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

(d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) (1) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (1) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $20,000,000 beyond any period of grace provided with respect thereto, or (2) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20,000,000, or (ii) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g) the Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 45 days; or

(i) one or more final judgments or orders for the payment of money aggregating in excess of $20,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay;

(j) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $20,000,000 (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (6) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(k) any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

Section 12. Remedies on Default, Etc.

Section 12.1. Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (2) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13. Registration; Exchange; Substitution of Notes.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000 provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15. Expenses, Etc.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and out-of-pocket expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and out-of-pocket expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a Purchaser or a holder of a Note, (b) the costs and out-of-pocket expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and out-of-pocket expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $1,100. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (2) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon satisfaction of the conditions to Closing that appear in Section 4, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.

Section 17.2. Solicitation of Purchasers and Holders of Notes.

(a) Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the

Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Controlled Affiliates shall be deemed not to be outstanding.

Section 18. Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(1) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of General Counsel, or at such other address as the Company shall have specified to each Purchaser and each holder of a Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19. Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Execution Date or at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other Purchaser or holder of a Note from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (3) any other Purchaser or holder of a Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (5) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21. Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including .pdf) shall be as effective as delivery of a manually executed counterpart hereof.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7. Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 22.8. Transaction References. The Company agrees that each of NYL Investors, LLC, the Purchasers and their respective Affiliates may (a) refer to the identity of the Company and the Notes on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference; provided that each of NYL Investors, LLC, the Purchasers and their respective Affiliates shall obtain the Company’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed) of any such reference to the Company or the Notes contemplated by this Section 22.8.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Barnes Group Inc.

By: /s/ Christopher J. Stephens, Jr.

Name: Christopher J. Stephens, Jr.
Title: Senior Vice President, Finance and

Chief Financial Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

New York Life Insurance company

By: /s/ Jessica L. Maizel

Name: Jessica L. Maizel

Title: Corporate Vice President

New York Life Insurance and Annuity

  Corporation

By: NYL Investors LLC, its Investment Manager

By: /s/ Jessica L. Maizel

Name: Jessica L. Maizel

Title: Senior Director

New York Life Insurance and Annuity

  Corporation Institutionally Owned

  Life Insurance Separate Account

  (BOLI 30C)

By: NYL Investors LLC, its Investment Manager

By: /s/ Jessica L. Maizel

Name: Jessica L. Maizel

Title: Senior Director

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquired Business” means a company or business acquired by the Company or any of its Subsidiaries (through asset purchase or otherwise) in compliance with Section 10.5; provided that the company or business acquired will not be considered an Acquired Business until (a) the Company has delivered to each Purchaser and each holder of a Note historical financial statements of such company or business prepared in accordance with GAAP, an Officer’s Certificate pursuant to Section 10.5(a)(1) and such other financial information reasonably requested by any Purchaser or holder of a Note and (b) the Required Holders have consented in writing to the designation of such acquired company or business as an Acquired Business, such consent not to be unreasonably withheld or delayed.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person that would be considered to be an affiliate of the Company under Rule 144(a) of the Rules and Regulations of the SEC, as in effect on the date hereof, if the Company was issuing Securities. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Asset Sales” means a sale, sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Company or a Subsidiary Guarantor), in one transaction or a series of transactions, by the Company or any of its Subsidiaries, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, the Company or any such Subsidiary, including, without limitation, any transactions permitted under Section 10.5 and Section 10.6.

“Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including

SCHEDULE A

(To Note Purchase Agreement)

any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bank Credit Facility” means that certain Fifth Amended and Restated $750,000,000 Senior Unsecured Revolving Credit Agreement dated as of September 27, 2011 among Bank of America, N.A., as Administrative Agent, the Company, Barnes Switzerland, Barnes Luxembourg and Barnes Germany, as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBS Citizens N.A., as Co-Lead Arrangers and Book Managers, and J.P. Morgan Securities LLC and RBS Citizens N.A., as Co-Syndication Agents, and Wells Fargo Bank, National Association, as Documentation Agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Barnes Germany” means Barnes Group Acquisition GmbH), a limited liability company incorporated under the laws of Germany and an indirect wholly-owned Subsidiary of the Company, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under HRB 206695.

“Barnes Luxembourg” means Barnes Group Luxembourg (No. 1) S.à r.l., a private limited liability company organized under the laws of Luxembourg and an indirect, wholly-owned Subsidiary of the Company, registered at 102, rue des Maraîchers, L-2124 Luxembourg, Grand-Duchy of Luxembourg.

“Barnes Switzerland” means Barnes Group Switzerland GmbH, a limited liability company organized under the laws of Switzerland and an indirect, wholly-owned Subsidiary of the Company, registered at Alte Haslenstrasse 29, 9053 Teufen, Switzerland, acting through its Nevis Branch having its registered office at Four Seasons Estates, Villa 1426, Palm Grove Villas, Nevis & Saint Kitts, West Indies.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Bristol, Connecticut are required or authorized to be closed.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Leases” means leases under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

“Change in Control” is defined in Section 8.7(h).

A-2

“Change in Control Proposed Prepayment Date” is defined in Section 8.7(c).

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended from time to time.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the Preamble of this Agreement

“Confidential Information” is defined in Section 20.

“Consolidated or consolidated” means, with reference to any term defined herein, that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with GAAP.

“Consolidated Cash Interest Expense” means, as of the last day of any fiscal quarter, the amount of interest expense, paid or payable in cash, of the Company, its Subsidiaries, and Acquired Businesses (to the extent that such Acquired Business is included in the calculation of Consolidated EBITDA for such period), for the four fiscal quarters ended on such date, determined on a consolidated basis in accordance with GAAP for such period. Except to the extent approved by the Required Holders, all Indebtedness incurred in connection with the acquisition of any Acquired Business shall be deemed to have been incurred at the beginning of the four fiscal quarters ended on the last day of such fiscal quarter and to have borne interest at a rate no less than the rate then used for making the same determination in the Bank Credit Facility or, if no Bank Credit Facility then exists or if the Bank Credit Facility no longer uses such concept in determining consolidated cash interest expense, at a rate to be agreed upon by the Company and the Required Holders.

“Consolidated EBITDA” means, for any period, Consolidated Net Income of the Company, its Subsidiaries and, without duplication, the Acquired Businesses (excluding, without duplication, (a) extraordinary gains and losses in accordance with GAAP, (b) gains and losses in connection with asset dispositions whether or not constituting extraordinary gains and losses, and (c) gains or losses on discontinued or divested operations; provided that for purposes of calculating the financial covenants set forth in Section 10.13 through Section 10.15, inclusive, the Consolidated Net Income generated by any discontinued or divested operations of the Company and its Subsidiaries related to a proposed disposition permitted by Section 10.5(b) or otherwise consented to by Required Holders in accordance with the terms of this Agreement shall continue to be included in the calculation of Consolidated EBITDA until the date that the proposed disposition is actually consummated) for the four fiscal quarters ended on such date, plus to the extent deducted in computing Consolidated Net Income of the Company, its Subsidiaries and, without duplication, the Acquired Businesses, (1) the amount of interest expense, accrued (including, for the avoidance of doubt, imputed interest on convertible notes) or paid, during such period, (2) the sum of income taxes, depreciation and amortization for such period, (3) due diligence and transaction expenses in connection with acquisitions and Asset Sales permitted hereunder (whether or not consummated) in an amount not to exceed $1,500,000

A-3

in any four fiscal quarter period, (4) broker fees and success fees in connection with acquisitions and Asset Sales permitted hereunder in an amount not to exceed $10,000,000 in the aggregate over the term of this Agreement, (5) restructuring charges not to exceed $15,000,000 in any four fiscal quarter period, (6) non-cash stock-based compensation expenses, (7) non-cash expenses related to the impairment or write-off of goodwill and/or intangible assets and (8) non-cash expenses related to the expensing of purchase accounting write-ups of inventory in connection with any acquisition permitted under Section 10.5(a) so long as such add-back occurs during the six months following the acquisition date; provided that for purposes of calculating the financial covenants set forth in Sections 10.13 through 10.15, inclusive, the portion of any adjustments contained in clause (1), (2), (3), (5), (6) and (7) hereof attributed to any discontinued or divested operations of the Company and its Subsidiaries related to a proposed disposition permitted by Section 10.5(b) or otherwise consented to by the Required Holders in accordance with the terms of this Agreement shall continue to be included in the calculation of Consolidated EBITDA until the date that the proposed disposition is actually consummated. The financial results of any Acquired Businesses acquired at any time during the period tested shall be included as if such Acquired Business had been acquired as of the first day of the period tested.

“Consolidated Net Income” means the consolidated net income (or deficit) of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP (excluding any losses attributable to the use of a fair value methodology for recognition and measurement of impairment of goodwill identified in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 350); provided that for purposes of calculating the financial covenants set forth in Section 10.13 through Section 10.15, inclusive, the consolidated net income (or deficit) generated by any discontinued operations of the Company and its Subsidiaries related to a proposed disposition permitted by Section 10.5(b) or otherwise consented to by the Required Holders in accordance with the terms of this Agreement shall continue to be included in the calculation of consolidated net income (or deficit) until the date that the proposed disposition is actually consummated, notwithstanding any contrary treatment with respect to such consolidated net income (or deficit) in accordance with GAAP.

“Consolidated Senior Debt” means Consolidated Total Debt less the outstanding amount of any Subordinated Debt.

“Consolidated Total Assets” means all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, with respect to the Company and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries, on a consolidated basis, outstanding on such date for borrowed money or the deferred purchase price of property including, without limitation, in respect of any Synthetic Leases or any Capitalized Leases, plus (b) Indebtedness of the type referred to in clause (a) of another Person (not including the Company or its Subsidiaries) guaranteed by the Company or its Subsidiaries.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company,

A-4

such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that per annum rate of interest that is the greater of (a) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or and 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Derivative Contract” is defined in the definition of “Indebtedness.”

“Disclosure Documents” is defined in Section 5.3.

“Distribution” means the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of a Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of a Person, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by a Person to its stockholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of such Person.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means shall mean the Securities Exchange Act of 1934, as amended.

“Execution Date” is defined in Section 3.

A-5

“Existing Senior Debt” means Indebtedness of the Company and its Subsidiaries in existence as of the Execution Date and listed on Schedule 5.15.

“Existing Subordinated Debt” means Indebtedness of the Company incurred pursuant to the Existing Subordinated Debt Transactions.

“Existing Subordinated Debt Transactions” means the convertible senior subordinated debt offerings by the Company of the Existing Subordinated Notes.

“Existing Subordinated Notes” means the 3.375% Convertible Senior Subordinated Notes due 2027 issued by the Company on March 12, 2007.

“Existing Subordinated Notes Indenture” means that certain Indenture dated as of March 12, 2007 between the Company and The Bank of New York Trust Company, N.A., as trustee, in respect of the Existing Subordinated Notes, as the same has been or may be amended, supplemented or otherwise modified from time to time.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary that is organized under the laws of any state or commonwealth of the United States of America or the District of Columbia.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(1)               the United States of America or any state or other political subdivision thereof, or

(2)               any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

A-6

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“INHAM Exemption” is defined in Section 6.2(e).

“Indebtedness” means, as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a) all indebtedness arising from borrowed money and similar monetary obligations, whether direct or indirect;

(b) all indebtedness of others secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned by such Person or any of its Subsidiaries or acquired by such Person or any of its Subsidiaries subject thereto, whether or not the Indebtedness secured thereby shall have been assumed;

(c) all indebtedness for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business);

(d) all Attributable Debt of such Person with respect to sale and leaseback transactions of such Person;

(e) all guarantees, endorsements and other contingent obligations, in respect of Indebtedness of others, including (1) any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to insure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, (2) any obligation of any partnership in which such Person or any of its Subsidiaries is a general partner and (3) any obligation to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation;

A-7

(f) the obligations of such Person to reimburse the issuer in respect of any letters of credit issued for the account of such Person or whereupon such Person is responsible for payment thereof;

(g) every obligation of such Person under any Capitalized Lease;

(h) every obligation of such Person under any Synthetic Lease;

(i) all sales by such Person, other than the sale or discounting of receivables in the ordinary course of business in connection with the collection thereof, of (1) accounts for money due or to become due, (2) chattel paper, instruments or documents creating or evidencing a right to payment of money or (3) other receivables (collectively “receivables”) and;

(j) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the settlement value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “Derivative Contract”).

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligations under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Company or any of the Company’s wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any Derivative Contract shall be the net maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (vii) any guaranty or other contingent liability referred to in clause (e) above shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $5,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any

A-8

insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investments” means all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person (other than the Person making such expenditure or incurring such liability). In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

“Leverage Ratio” is defined in Section 10.14.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Luxembourg Subsidiaries” means Barnes Luxembourg and Barnes Group Luxembourg (No. 2) S.à r.l., each a private limited liability company organized under the laws of Luxembourg, and wholly-owned Subsidiaries of the Company.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a) the Bank Credit Facility; and

(b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the Execution Date by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other

A-9

credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing greater than $25,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Maturity Date” is defined in the first paragraph of each Note.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Optional Subordinated Payment” means any repayment, prepayment, redemption, repurchase, cash payment or any other payment that may be made solely at the option of the Company, in connection with the conversion of Subordinated Debt.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Performance Letter of Credit” means any letter of credit issued to support contractual obligations for supply, service or construction contracts, including, but not limited to, bid, performance, advance payment, warranty, retention, availability and defects liability obligations.

“Permitted Liens” means Liens permitted by Section 10.2.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or

A-10

required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by the Company or any of its Subsidiaries.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (a) on or after the Execution Date and prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means, in relation to the Company and its Subsidiaries, any (a) Distribution, (b) payment or prepayment by the Company or its Subsidiaries to any of the Company’s or any Subsidiary’s stockholders (or other equity holders), in each case, other than to the Company, or to any Affiliate of the Company or any Subsidiary of any Affiliate of any of the Company’s or such Subsidiary’s stockholders (or other equity holders), or (c) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Company or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Company or such Subsidiary.

A-11

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale Leaseback Transaction” means any arrangement, directly or indirectly, whereby the Company or any domestic Subsidiary of the Company sells or transfers any property owned by it in order then or thereafter to lease such property or lease other property that the Company or such domestic Subsidiary of the Company intends to use for substantially the same purpose as the property being sold or transferred.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Leverage Ratio” is defined in Section 10.15.

“Significant Subsidiary” means each Subsidiary of the Company which in the most recent fiscal year of the Company accounted for more than 10% of the Consolidated Total Assets for each of the most recent three fiscal years of the Company; provided, however, that with respect to Subsidiaries created or acquired after the date hereof, if thereafter such entity, in a fiscal year, accounts for more than 10% of the Consolidated Total Assets in such fiscal year, it shall be deemed to be a Significant Subsidiary for such fiscal year.

“Source” is defined in Section 6.2.

“Subordinated Debt” means Indebtedness of the Company or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the principal of, Make-Whole Amount, if any, and interest on the Notes, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Required Holders.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

A-12

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty, if any.

“Subsidiary Guaranty” is defined in Section 9.7(a).

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Synthetic Lease” means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Voting Stock” means stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

A-13

Form of Note

Barnes Group Inc.

3.97% Senior Note Due October 17, 2024

No. R-___ _______ __, 20__

$_______ PPN 067806 E#2

For Value Received, the undersigned, Barnes Group Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on October 17, 2024 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.97% per annum from the date hereof, payable semiannually, on the seventeenth day of April and October in each year, commencing with the April 17 or October 17 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by applicable law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.97% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 15, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (a) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the

SCHEDULE 1
(to Note Purchase Agreement)

Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Barnes Group Inc.

By ____________________________________
Its

S-1-2

Form of Opinion of Special Counsel
to the Company

See Attached.

SCHEDULE 4.4(a)(1)

(to Note Purchase Agreement)

October 17, 2014

To: New York Life Insurance Company

New York Life Insurance and Annuity Corporation

New York Life Insurance and Annuity Corporation Institutionally

Owned Life Insurance Separate Account (BOLI 30C)

(collectively, “you” or the “Purchasers”)

c/o NYL Investors, LLC
51 Madison Avenue

New York, New York 10010

Re: $100,000,000 3.97% Senior Notes of Barnes Group Inc. Due October 17, 2024

Ladies and Gentlemen:

We have acted as special New York counsel to Barnes Group Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery of the Note Purchase Agreement dated as of October 15, 2014 (the “Note Purchase Agreement”) among the Company and the Purchasers and the other Subject Documents referred to below. This opinion is being delivered pursuant to Section 4.4(a)(1) of the Note Purchase Agreement. Terms not otherwise defined herein are used herein as defined in the Note Purchase Agreement.

In our examination of the documents referred to below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently verify, we have, without independent investigation, relied upon certificates, statements and representations of the Company and its officers and other representatives, and of public officials, including the facts set forth in the Officer’s Certificate referred to below.

I.	SCOPE OF REVIEW

In rendering the opinions set forth herein, we have examined and relied on originals or copies of solely the following, all (except as otherwise indicated) dated as of October 17, 2014:

(a)                the Note Purchase Agreement dated as of October 15, 2014;

(b)               the Notes executed by the Company in favor of each Purchaser; and

(c)                a certificate in the form of Annex I (“Officer’s Certificate”) executed by an authorized officer of the Company as to various factual matters regarding our opinions below.

The documents referred to in clauses (a) and (b) above are herein collectively called the “Subject Documents.”

For purposes hereof, the following terms have the following meaning: (i) “Applicable Laws” means the those laws, rules and regulations of the State of New York and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Subject Documents, it being understood that the term Applicable Laws does not include any laws of the type mentioned in Part IIIA(2) hereof, or any law, rule, regulation, ordinance, administrative decision or order of any municipality, county or similar political subdivision or any agency or instrumentality thereof; (ii) “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or of the United States of America; and (iii) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

We are admitted to the Bar in the State of New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal laws of the United States of America to the extent specifically referred to herein.

Our opinions are also subject to the following assumptions and qualifications:

II.	ASSUMPTIONS

A.                We have assumed, with your permission, that:

(1)               each party to the Subject Documents is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or organized, and has and will have the full power, authority and legal right to execute, deliver and perform its respective obligations under the Subject Documents;

(2)               each of the Subject Documents has been duly authorized, executed and delivered by the parties thereto, and constitutes the legal, valid and binding obligation of each party thereto (other than the Company), enforceable against such parties (other than the Company) in accordance with its terms;

(3)               the execution, delivery and performance by the parties to any of their obligations under the Subject Documents does not and will not conflict with, contravene, violate or constitute a default under (A) any lease, indenture, instrument or other agreement to which it or its property is subject (other than the Bank Credit Facility), (B) any rule, law or regulation to which it is subject (other than Applicable Laws as to which we express our opinion in paragraph 2 herein), or (C) any judicial or administrative order or decree of any governmental authority; and

(4)               no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 3 herein) is required to authorize or is required in connection with the execution, delivery or performance by the parties to any Subject Document or the transactions contemplated thereby.

We understand that you are separately receiving opinions, subject to certain assumptions and limitations, with respect to the foregoing from the Company’s General Counsel.

III.	QUALIFICATIONS

A.                We express no opinion as to:

(1)               the effect on the opinions herein stated of (a) the compliance or non-compliance of any party to the Subject Documents (other than the Company) with any federal, state, or other laws or regulations applicable to them, or, (b) the legal or regulatory status or the nature of the business of such parties; or

(2)               compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under, any (a) federal or state environmental law, (b) federal or state antitrust law, (c) federal or state taxation law, (d) federal or state worker health or safety law, (e) federal or state patent, trademark or copyright statute, rule or regulation, (f) statutory or other requirement relating to the disposition of hazardous waste or environmental protection, (g) federal or state receivership or conservatorship law, (h) securities registration or antifraud provisions under any federal or state securities law (other than as to which we express our opinion in paragraph 5 herein), (i) federal or state labor or employment law, (j) federal or state employee benefits or pension law, (k) zoning, health, safety, building, environmental, permitting, land use or subdivision law, ordinance, code, rule or regulation, or (l) labor, pension and employee benefit law, rule or regulation.

B.                 Our opinions are subject to the effect of:

(1)               applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally; and

(2)               general principles of equity (regardless of whether enforcement is sought in equity or at law), including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing and by limitations on the availability of specific performance, injunction relief or other equitable remedies.

C.                 We express no opinion as to:

(1)               the enforceability of the indemnification provisions of the Subject Documents insofar as said provisions contravene public policy or might require indemnification or payments to any Person with respect to any litigation determined adversely to such person, or any loss, cost or expense arising out of the gross negligence or willful misconduct of such Person or any violation by such Person of statutory duties, general principles of equity or public policy; or

(2)               the enforceability of the provisions of the Subject Documents to the extent that they (a) provide that the Subject Documents may only be amended, waived or modified in writing, (b) provide for any recovery of attorneys’ fees that is not limited to reasonable attorneys’ fees, (c) provide that the provisions thereof are severable, (d) provide for the payment of compound interest or interest on overdue interest or for the payment of any amount to the extent that a court finds enforcement thereof could constitute a penalty or unreasonable liquidated damages or could result in a forfeiture or similar charge, (e) authorize or permit any purchaser of a participation interest from any party to set off or apply any deposit or property or any indebtedness with respect to any participation interest, or (f) purport to establish evidentiary standards; or

(3)               the legality, validity, binding effect or enforceability of any provisions of the Subject Documents related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case applying the choice of law principles of the State of New York in accordance with New York General Obligations Law Sections 5-1401 and 5-1402; or

(4)               the enforceability of provisions of the Subject Documents to the extent that they (a) restrict access to legal or equitable remedies, (b) purport to appoint any Person as the attorney-in-fact of any other Person, or (c) state that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies; or

(5)               (a) the solvency of the Company, the sufficiency of the capital of the Company for the business in which it engages, or the ability of the Company to pay its debts as they mature, or (b) the “fair value” or otherwise for entering into and performing its obligations under the Subject Documents or the impact thereof on our opinions set forth below.

D.                Certain of the provisions contained in the Subject Documents may be limited or rendered unenforceable by applicable laws or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then-existing circumstances, but such laws and judicial decisions do not, in our opinion, make the remedies afforded by the Subject Documents inadequate for the practical realization of the principal benefits intended to be provided (except for the economic consequences of procedural or other delay).

IV.	OPINIONS

Based upon the foregoing and subject to the assumptions, limitations, qualifications, exceptions and other limitations set forth herein, we are of the opinion that:

1. Each of the Subject Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. The issuance and sale of the Notes and the execution and delivery by the Company of the Subject Documents and performance by the Company of its obligations under the Subject Documents, each in accordance with its terms, do not (i) constitute a violation of, or a default under, the Bank Credit Facility (except that we express no opinion with respect to compliance with financial covenants or tests) or (ii) violate any provision of Applicable Law.

3. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Subject Documents by the Company or the issuance and sale of the Notes except as may be required to be made or obtained by you as a result of your involvement in the transactions contemplated by the Subject Documents.

4. The issuance of the Notes and the application of the proceeds thereof as provided in the Note Purchase Agreement do not violate Regulation U, T or X of the Board of Governors of the Federal Reserve System.

5. The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6. Assuming the representations and warranties of the Company and the Purchasers in the Note Purchase Agreement are true and correct, it is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

* * *

This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinion contained herein.

This opinion is rendered only to you and your permitted transferees and assigns under the Note Purchase Agreement, and is solely for your and their benefit. This opinion may not be relied upon by any other person or entity or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose, in each case without our prior written consent, except (i) to bank examiners and other regulatory authorities (including, but not limited to the National Association of Insurance Commissioners) should they so request in connection with their normal examinations or regulatory duties, (ii) to the independent auditors and attorneys of the Purchasers, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any Purchaser is a party arising out of the transactions contemplated by the Subject Documents or (v) to any potential permitted assignee or participant in the interest of any Purchaser under the Subject Documents for its information, provided that none of the parties set forth in clauses (i) through (v) are entitled to rely upon this opinion.

Very truly yours,

ANNEX I

OFFICER’S CERTIFICATE

BARNES GROUP INC.

Dated October 17, 2014

I, Kenneth Hopson, do hereby certify that I am the Vice President and Treasurer of Barnes Group Inc., a Delaware corporation (the “Company”), and that, as such, I am authorized to execute this certificate on behalf of the Company. I do hereby further certify that:

1.                  The Company is party to that certain the Note Purchase Agreement, dated as of October 15, 2014 (the “Note Purchase Agreement”), among the Company and New York Life Insurance Company, New York Life Insurance and Annuity Corporation and New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C), as purchasers (collectively, the “Purchasers”).

2.                  I understand that this certificate will be relied upon by McDermott Will & Emery LLP (“Law Firm”), special New York counsel to the Company, in connection with a legal opinion (the “Opinion”) to be delivered by Law Firm in connection with the transactions contemplated by the Note Purchase Agreement and the related documents referred to therein (collectively, the “Subject Documents”). The Opinion will address certain issues related to the Subject Documents.

3.                  I am familiar with the transactions and other factual matters described in the Opinion and have made such investigations and inquiries as are necessary to enable me to execute and deliver this certificate.

4.                  All representations and warranties in the Note Purchase Agreement and the other Subject Documents are true and correct as to factual matters.

5.                  No Default or Event of Default exists or will exist after giving effect to the consummation of the transactions contemplated under the Note Purchase Agreement and the other Subject Documents.

6.                  There are no actions or proceedings pending or overtly threatened in writing against the Company before any court, governmental agency or arbitrator which by their terms request relief to declare any of the Subject Documents illegal, invalid or unenforceable.

7.                  None of the proceeds of the Notes will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose. The Company is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of the Notes, not more than 25 percent of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) which are subject to any arrangement under the Note Purchase Agreement restricting the ability of the Company or any Subsidiary to sell, pledge or otherwise dispose of assets, consist of margin stock.

8.                  The Company is not an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”) in that the Company is not or does not:

(a)                in the business of investing, reinvesting, or trading in securities nor does it hold itself out as being engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting, or trading in securities;

(b)               engaged nor proposes to engage in the business of issuing face-amount certificates of the installment type, nor does the Company have any such certificate outstanding after having been previously engaged in such business; and

(c)                (i) invest, reinvest, own, hold or trade in securities of any kind, and (ii) own or propose to acquire investment securities having a value exceeding 40 percent of the value of the Company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis, valued at the fair market value thereof.

For the purpose of the foregoing:

“cash items” means demand checking accounts, investments in money market funds registered under the Investment Company Act and high quality short-term debt instruments held solely for the purpose of providing immediate working capital and short-term liquidity.

“face-amount certificates of the installment type” means any certificate, investment contract, or other security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at fixed or determinable times more than 24 months after issuance, in consideration of the payment of periodic installments.

“fair market value” means (i) with respect to securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter, (ii) with respect to other securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter as determined in good faith by the board of directors of the Company and (iii), with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

“government securities” means any security issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing.

“investment securities” includes all securities except:

(a)                government securities;

(b)               securities issued by employees’ securities companies (as defined in the Investment Company Act); and

(c)                securities issued by majority-owned subsidiaries of the owner (i.e., subsidiaries of which the owner holds at least 50% of the power to elect directors) which (i) are not investment companies as defined in the Investment Company Act and (ii) are not exempt from the definition of an investment company under the Investment Company Act on the basis of not having made, and not proposing to make, a public offering of securities (as the term “public offering” is interpreted pursuant to the Securities Act of 1933) and being beneficially owned either (a) by not more than one hundred persons (as counted pursuant to principles applied in the interpretation of section 3(c)(1) of the Investment Company Act) or (b) entirely by “qualified purchasers” (as defined in section 2(a)(51) of the Investment Company Act, the rules thereunder and related interpretation) or “knowledgeable employees” (as that term is defined in rule 3c-5 under the Investment Company Act);

“security” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

9.                  All capitalized terms used but not defined herein have the respective meanings assigned to them in the Note Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have duly executed this certificate as of the first date written above.

BARNES GROUP INC.

By: _____________________________

Name: Kenneth Hopson

Title: Vice President and Treasurer

Form of Opinion of the General Counsel
of the Company

See Attached.

October 17, 2014

New York Life Insurance Company

New York Life Insurance and Annuity Corporation

New York Life Insurance and Annuity Corporation Institutionally

Owned Life Insurance Separate Account (BOLI 30C)

(collectively, “you” or the “Purchasers”)

c/o NYL Investors, LLC
51 Madison Avenue

New York, New York 10010

Re:	$100,000,000 3.97% Senior Notes of Barnes Group Inc. Due October 17, 2024

Ladies and Gentlemen:

As General Counsel of Barnes Group Inc., a Delaware corporation (“BGI”), I am familiar with the execution and delivery of (i) the Note Purchase Agreement (the “Note Purchase Agreement”) dated as of October 15, 2014 among BGI and the Purchasers, and (ii) the other Transaction Documents (as hereinafter defined).

This opinion is rendered to you pursuant to Section 4.4(a)(2) of the Note Purchase Agreement. Capitalized terms used herein without definition shall have the respective meanings given them in the Note Purchase Agreement.

In connection with this opinion, I, or attorneys under my supervision, have examined, among other documents, copies of the following documents, instruments and agreements, each in the form executed and delivered on the date hereof (each, a “Transaction Document”):

(a)	the Note Purchase Agreement; and
(b)	the Notes.

In addition to the Transaction Documents, I, or attorneys under my supervision, have also examined the charter, bylaws, and resolutions adopted by BGI, and originals or copies, certified or otherwise identified to my satisfaction, of all such records of BGI and all such agreements, certificates of public officials, certificates of officers of BGI and others, and such other documents, certificates and corporate or other records as I have deemed relevant or necessary as the basis for the opinions set forth below.

In my examination, I have assumed, without verification, the genuineness of all signatures other than signatures on behalf of BGI, the legal competence of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed below that I did not independently establish or verify, I have relied upon written certifications, statements and representations of officers and other representatives of BGI or others (including public officials) and have assumed, without independent inquiry, the accuracy of those certifications, statements and representations. I have also assumed the valid authorization, execution and delivery of each of the agreements referred to herein by each party thereto other than BGI, and I have assumed that each of such other parties has been duly organized and is validly existing and in good standing under its jurisdiction of incorporation or organization with the corporate or other organizational power to perform its obligations thereunder and that each such agreement is a valid and binding obligation of each such other party thereto. I have further assumed that, as to any instrument, agreement, or document delivered, or obligations incurred, by BGI, BGI has received the agreed to consideration therefor. I have further assumed, with your permission, that each Transaction Document is a valid and binding obligation of BGI enforceable against BGI in accordance with its terms. I understand that in connection with certain of such matters you are receiving an opinion letter from McDermott Will & Emery LLP on which you will rely.

The phrase “to my knowledge”, when used herein, means that the opinion expressed herein to which such qualification relates is based solely on matters within my actual knowledge, which has been derived from inquiry of the officers of BGI (without any independent investigation), reviewing certificates of such officers and reviewing the documents described in such certificates.

With respect to the opinions expressed in paragraph 1 below, I have relied solely on a certificate of good standing from the Secretary of State of the State of Delaware.

I am licensed to practice law in the State of California and in the State of Connecticut as Authorized In-House Counsel, and I express no opinion as to (a) the laws of any jurisdiction (including, without limitation, the State of New York) except (i) the State of Connecticut, (ii) the federal laws of the United States of America which, in my experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, and (iii) the General Corporation Law of the State of Delaware (collectively, “Applicable Law”), (b) choice of law matters, or (c) limitations imposed by public policy and equity principles.

Based upon the foregoing, and subject to the limitations and qualifications set forth below, I am of the opinion that:

1. BGI is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and to perform its obligations under each of the Transaction Documents and to issue the Notes, and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2. The execution and delivery by BGI of each of the Transaction Documents, the issuance and sale of the Notes and the performance by BGI of its agreements and obligations under each of the Transaction Documents have been duly authorized by all requisite corporate action including the vote or consent of shareholders, where necessary, on the part of BGI and do not (i) conflict with the charter or by-laws of BGI, (ii) contravene or violate any provision of any Applicable Law or regulation, ruling or order applicable to BGI, (iii) constitute a violation of or a default under, or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon the property of BGI under, any indenture, mortgage, deed of trust, agreement or instrument known to me to which BGI is a party, or by which BGI or any of its property is bound, or (iv) require any authorization, approval, consent, order, license, or other action by, or notice to or filing with any governmental authority or agency under any Applicable Law or any judgment, decree or order of any court or governmental or regulatory authority applicable to BGI.

3. BGI has duly executed and delivered each of the Transaction Documents.

4. To my knowledge, there is no pending or threatened action, suit or proceeding before any court, governmental or regulatory authority, agency, commission, or board of arbitration, against BGI which, if adversely determined, is likely to have a material adverse effect on the business or financial condition of BGI or which purports to affect the legality, validity, or enforceability of the Note Purchase Agreement or any other Transaction Document or the performance thereof.

In addition, I express no opinion herein as to any federal or state securities or blue sky law, rule or regulation, any law regarding bulk sales, or the effect of any land use, zoning or environmental law, rule, regulation or ordinance, or of any antitrust, ERISA or tax law, rule or regulation.

My opinions expressed herein are rendered as of the date hereof and do not address the passage of time or other events subsequent to the date hereof. I disclaim any undertaking to advise you of any change in law or fact which may affect the continued correctness of any opinion as of a later date.

This opinion is being furnished only to you and your permitted transferees and assigns under the Note Purchase Agreement, and is solely for your benefit. This opinion may not be relied upon by any other person or entity or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose, in each case without my prior written consent, except (i) to bank examiners and other regulatory authorities (including, but not limited to the National Association of Insurance Commissioners) should they so request in connection with their normal examinations or regulatory duties, (ii) to the independent auditors and attorneys of the Purchasers, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any Purchaser is a party arising out of the transactions contemplated by the Transaction Documents or (v) to any potential permitted assignee or participant in the interest of any Purchaser under the Subject Documents for its information, provided that none of the parties set forth in clauses (i) through (v) are entitled to rely upon this opinion.

Very truly yours,

Claudia S. Toussaint
Senior Vice President, General Counsel
and Secretary
Barnes Group Inc.

Form of Opinion of Special Counsel
to The Purchasers

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1. The Company is a corporation in good standing under the laws of the State of Delaware.

2. The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with their respective terms.

3. The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by the Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of Schiff Hardin LLP shall also state that the opinions of McDermott Will & Emery LLP and Claudia S. Toussaint, Esq., the General Counsel of the Company, are satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.

In rendering the opinion set forth in paragraph 1 above, Schiff Hardin LLP may rely solely upon an examination of the good standing of the Company from the Secretary of State of the State of New York. The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

SCHEDULE 4.4(b)

(to Note Purchase Agreement)

Disclosure Materials

None.

SCHEDULE 5.3

(to Note Purchase Agreement)

Subsidiaries of the Company and

Ownership of Subsidiary Stock

(a) Subsidiaries:

Subsidiary	Jurisdiction of Organization	Owner/Ownership
AS Monterrey, S. de R.L. de C.V. (Inactive)	Mexico	Barnes Group Holding LLC (100%)*
Associated Spring Asia Pte. Ltd.	Singapore	Barnes Group (Bermuda) Limited (100%)
Associated Spring Corporation (Inactive)	Connecticut	Barnes Group Inc. (100%)
Associated Spring do Brasil Ltda.	Brazil	Barnes Group Holding LLC (100%)*
Associated Spring Mexico, S.A.	Mexico	Barnes Group Switzerland GmbH (40%), Associated Spring-Asia Pte. Ltd. (40%), and Barnes Group (Bermuda) Limited (20%)*
Associated Spring Raymond GmbH	Germany	Barnes Group Acquisition GmbH (100%)
Associated Spring Raymond (Shanghai) Co., Ltd.	China	Associated Spring Asia Pte. Ltd. (100%)
Associated Spring (Tianjin) Company, Ltd.	China	Associated Spring Asia Pte. Ltd. (100%)
Associated Spring (UK) Ltd. (Inactive)	United Kingdom	Barnes Group (U.K.) Limited (100%)
Barnes Corp. (Inactive)	Connecticut	Barnes Group Inc. (100%)
Barnes Financing Delaware LLC	Delaware	Barnes Group Canada Corp. (100%)
Barnes Group Acquisition GmbH	Germany	Barnes Group Switzerland GmbH (100%)
Barnes Group (Bermuda) Limited	Bermuda	Barnes Group Switzerland GmbH (100%)
Barnes Group Canada Corp.	Canada	Barnes Group Switzerland GmbH (100%)

SCHEDULE 5.4

(to Note Purchase Agreement)

Subsidiary	Jurisdiction of Organization	Owner/Ownership
Barnes Group (Delaware) LLC	Delaware	Barnes Group Canada Corp. (100%)
Barnes Group Finance Company (Bermuda) Limited	Bermuda	Associated Spring Asia Pte. Ltd. (92.475%) and Barnes Group Finance Company (Delaware) (7.525%)
Barnes Group Finance Company (Delaware)	Delaware	Barnes Group Inc. (100%)
Barnes Group (Germany) GmbH	Germany	Barnes Group Canada Corp. (100%)
Barnes Group Holding LLC	Delaware	Barnes Group (Bermuda) Limited (100%)
Barnes Group Luxembourg (No. 1) S.A.R.L.	Luxembourg	Barnes Group Inc. (100%)
Barnes Group Luxembourg (No. 2) S.A.R.L.	Luxembourg	Barnes Group Luxembourg (No. 1) S.A.R.L. (100%)
Barnes Group Scotland Limited (Inactive)	United Kingdom	Barnes Group (U.K.) Limited (100%)
Barnes Group Spain S.R.L.	Spain	Strömsholmen AB (100%)
Barnes Group Switzerland GmbH	Switzerland	Barnes Group Luxembourg (No. 2) S.A.R.L.
Barnes Group (Thailand) Ltd.	Thailand	Strömsholmen AB (100%)
Barnes Group (U.K.) Limited	United Kingdom	Barnes Group Switzerland GmbH (37.6%), Strömsholmen AB (62.2%) and Barnes Group Inc. (0.3%)
Barnes Group (U.K.) 2 Limited (Inactive)	United Kingdom	Barnes Group (U.K.) Limited (100%)
Barnes Korea Ltd.	Korea	Barnes Group Switzerland GmbH (100%)
Curtis Industries (U.K.) Limited (Inactive)	United Kingdom	Barnes Group (U.K.) Limited (100%)

S-5.4-2

Subsidiary	Jurisdiction of Organization	Owner/Ownership
Heinz Hänggi GmbH, Stanztechnik	Switzerland	Strömsholmen AB (65%), Barnes Group Canada Corp. (10%) and Barnes Group Switzerland GmbH (25%)
Manner Hong Kong Limited	Hong Kong	Barnes Group Switzerland GmbH (100%)
männer Japan Co. Ltd.	Japan	Barnes Group Switzerland GmbH (100%)
Manner USA, Inc.	Georgia (US)	Barnes Group Inc. (100%)
Otto Männer GmbH	Germany	Barnes Group Acquisition GmbH (100%)
Otto Männer Immobilien GmbH	Germany	Otto Männer Innovation GmbH (100%)
Otto Männer Innovation GmbH	Germany	Barnes Group Acquisition GmbH (100%)
Otto Männer Präzisionsformenbau AG, Schweiz	Switzerland	Barnes Group Switzerland GmbH (100%)
Raymond Distribution-Mexico, S.A. de C.V.	Mexico	Barnes Group Switzerland GmbH (100%)*
Ressorts SPEC SAS	France	Barnes Group Switzerland GmbH (77.2%) and Strömsholmen AB (22.8%)
Schmidt Werkzeug-und Vorrichtingsbau GmbH & Co. KG	Germany	Synventive Holding GmbH (100%)
Seeger-Orbis GmbH & Co. OHG	Germany	Barnes Group (Delaware) LLC (99.9%) and Barnes Group (Germany) GmbH (0.1%)
Strömsholmen AB	Sweden	Barnes Group Canada Corp. (100%)
Synventive Acquisition BV	The Netherlands	Synventive Acquisition UK Ltd. (100%)
Synventive Acquisition GmbH	Germany	Synventive Acquisition UK Ltd. (100%)

S-5.4-3

Subsidiary	Jurisdiction of Organization	Owner/Ownership
Synventive Acquisition, Inc.	Delaware	Barnes Group Inc. (100%)
Synventive Acquisition UK Ltd.	United Kingdom	Synventive Acquisition, Inc. (100%)
Synventive Acquisition Unlimited	United Kingdom	Synventive Holding BV (100%)
Synventive BV	The Netherlands	Synventive Holding BV (100%)
Synventive Fertigungstechnik GmbH	Germany	Synventive Holding GmbH (100%)
Synventive Holding BV	The Netherlands	Synventive Holding Limited (100%)
Synventive Holding GmbH	Germany	Synventive Acquisition GmbH (100%)
Synventive Holding Limited	United Kingdom	Synventive Molding Solutions LLC (100%)
Synventive Holding SAS	France	Synventive BV (100%)
Synventive Molding Solutions BV	The Netherlands	Synventive Acquisition BV (100%)
Synventive Molding Solutions Canada, Inc.	Canada	Synventive Holding BV (100%)
Synventive Molding Solutions Co., Ltd.	Hong Kong	Synventive Holding BV (100%)
Synventive Molding Solutions GmbH	Germany	Synventive Holding GmbH (100%)
Synventive Molding Solutions, Inc.	Delaware	Synventive Parent Inc. (100%)
Synventive Molding Solutions JBJ Private Limited	India	Synventive Holding BV (51%)
Synventive Molding Solutions K.K.	Japan	Synventive Molding Solutions, Inc. (100%)
Synventive Molding Solutions LDA	Portugal	Synventive Holding BV (100%)
Synventive Molding Solutions Limited	United Kingdom	Synventive Holding BV (100%)
S-5.4-4

Subsidiary	Jurisdiction of Organization	Owner/Ownership
Synventive Molding Solutions LLC	Delaware	Synventive Acquisition UK Ltd. (100%)
Synventive Molding Solutions Ltda	Brazil	Synventive Holding BV (100%)
Synventive Molding Solutions PTE Ltd.	Singapore	Synventive Holding BV (100%)
Synventive Molding Solutions SAS	France	Synventive Holding SAS (100%)
Synventive Molding Solutions SL	Spain	Synventive Acquisition GmbH (100%)
Synventive Molding Solutions S.R.L.	Italy	Synventive Holding BV (100%)
Synventive Molding Solutions s.r.o.	Czech Republic	Synventive Molding Solutions GmbH (100%)
Synventive Molding Solutions (Suzhou) Co., Ltd.	China	Synventive Holding BV (100%)
Synventive Parent Inc.	Delaware	Synventive Acquisition, Inc. (100%)
The Wallace Barnes Company	Connecticut	Barnes Group Inc. (100%)
Windsor Airmotive Asia Pte. Ltd.	Singapore	Barnes Group Canada Corp. (76.7%) and Associated Spring Asia Pte. Ltd. (23.3%)*

* These companies have an insignificant number of shares owned by an individual or company not reflected on the chart

(b) Affiliates (other than Subsidiaries):

None

(c) Company Directors:

Thomas O. Barnes

Patrick J. Dempsey

Gary G. Benanav

William S. Bristow, Jr.

Francis J. Kramer

Mylle H. Mangum

Dr. Hassell H. McClellan

S-5.4-5

William J. Morgan

JoAnna Sohovich

Company Senior Officers:

Patrick J. Dempsey – President & Chief Executive Officer

Christopher J. Stephens – Senior Vice President & Chief Financial Officer

Claudia S. Toussaint – Senior Vice President, General Counsel & Secretary

Dawn N. Edwards – Senior Vice President, Human Resources

Rick Barnhart – Senior Vice President, Barnes Group Inc. & President, Barnes Aerospace

Scott A. Mayo – Senior Vice President, Barnes Group Inc. & President, Barnes Industrial

Marian Acker – Vice President & Controller

Gregory A. Marshall – Vice President, Tax

Kenneth R. Hopson – Vice President & Treasurer

Lukas Hovorka – Vice President, Corporate Development

(d) Agreements Restricting Subsidiary Dividends and Distributions:

None

S-5.4-6

Financial Statements

Audited financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2013.

Unaudited interim financial statements of the Company and its Subsidiaries for the fiscal quarter ended June 30, 2014.

SCHEDULE 5.5

(to Note Purchase Agreement)

Existing Indebtedness; Existing Liens

(a)	Outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2014 having an Outstanding Principal Balance in Excess of $5,000,000:

Description	Obligors	Lenders	Committed Amount	Outstanding Indebtedness
Fifth Amended and Restated Revolving Credit Agreement dated as of September 27, 2011, as amended	Barnes Group Inc.; Barnes Group Switzerland GmbH; Barnes Group Acquisition GmbH; Barnes Group Luxembourg (No. 1) S.A.R.L.	Bank of America, N.A., as administrative agent, and the other lenders party thereto	$750,000,000 (with an uncommitted increase option to $1,000,000,000)	$510,556,580
Uncommitted Line of Credit	Barnes Group Inc.	Santander Bank, N.A.	N/A	$21,000,000

(b)	Aggregate Principal Amount of Outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2014 in Respect of Obligations that, individually, have an Outstanding Principal Amount of $5,000,000 or Less:

$15,166,819

(c) Liens Securing Indebtedness:

None

(d) Agreements Restricting Indebtedness:

1. Note Purchase Agreement

2. Bank Credit Facility

(e) Other Liens:

None

SCHEDULE 5.15

(to Note Purchase Agreement)

Existing Investments

None.

SCHEDULE 10.3(f)

(to Note Purchase Agreement)

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
New York Life Insurance Company c/o NYL Investors LLC 51 Madison Avenue New York, New York 10010-1603	$62,500,000

(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: New York Life Insurance Company

General Account No.

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

SCHEDULE B

(to Note Purchase Agreement)

(2) All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention: Investment Services

Private Group

2nd Floor

Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(3) All other communications:

New York Life Insurance Company

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010

Attention: Private Capital Investors

2nd Floor

Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel

Investment Section, Room 1016

Fax #: (212) 576-8340

(4) Tax Identification No.: Nominee Name: None

B-2

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
New York Life Insurance and Annuity Corporation c/o NYL Investors LLC 51 Madison Avenue New York, New York 10010-1603	$31,500,000

(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: New York Life Insurance and Annuity Corporation

General Account No.

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2) All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention: Investment Services

Private Group

2nd Floor

Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(3) All other communications:

New York Life Insurance and Annuity Corporation

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010

Attention: Private Capital Investors

2nd Floor

Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel

Investment Section, Room 1016

Fax #: (212) 576-8340

(4) Tax Identification No.: Nominee Name: None

B-3

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C) c/o NYL Investors LLC 51 Madison Avenue New York, New York 10010-1603	$6,000,000

(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: NYLIAC SEPARATE BOLI 30C

General Account No.

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2) All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention: Investment Services

Private Group

2nd Floor

Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(3) All other communications:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010

Attention: Private Capital Investors

2nd Floor

Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel

Investment Section, Room 1016

Fax #: (212) 576-8340

(4) Tax Identification No.: Nominee Name: None